Exhibit 99.1

Investor Relations Contact: Brian Norris EnerNOC, Inc. +1.617.532.8104 bnorris@enernoc.com	Media and Analyst Contact: Robin Deliso EnerNOC, Inc. +1.617.692.2601 rdeliso@enernoc.com

EnerNOC Reports Record Full Year Results for 2013

– Company Posts Record Full Year Revenue of $383.5 Million, Up 38% Year-Over-Year –

– Company Posts Record Full Year Adjusted EBITDA of $71.4 Million, up 287% Year-Over-Year –

– Company Issues Guidance for 2014 –

Boston, Massachusetts – February 13, 2014 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software, today announced results for the fourth quarter and year ended December 31, 2013 and issued management’s outlook for 2014.

Summary Financial Results

In Thousands, Except Per Share Amounts	Q4 2013	Q4 2012	% Change	2013	2012	% Change
Revenue	$35,984	$42,314	(15.0%)	$383,460	$277,984	37.9%
Net (Loss) Income
GAAP	$(19,881)	$(25,792)	22.9%	$22,088	$(22,293)	n/a
Non-GAAP[1]	$(14,076)	$(20,391)	31.0%	$44,985	$(1,436)	n/a
Diluted Net (Loss) Income Per Share
GAAP	$(0.71)	$(0.96)	26.0%	$0.76	$(0.84)	n/a
Non-GAAP[1]	$(0.51)	$(0.76)	32.9%	$1.55	$(0.05)	n/a
Cash Flow From Operations	$46,005	$18,145	153.5%	$79,464	$31,011	156.2%
Free Cash Flow[1]	$42,267	$14,043	201.0%	$42,801	$15,157	182.4%
Adjusted EBITDA[1]	$(10,913)	$(13,899)	21.5%	$71,428	$18,446	287.2%
[1]	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

“Our strong performance in 2013 reflects our ability to effectively execute on our long term growth and market diversification strategy,” said Tim Healy, Chairman and Chief Executive Officer of EnerNOC, Inc. “In 2014, we are focused on expanding our footprint in both Europe and Asia, extending our leadership position in the Energy Intelligence Software market and delivering exceptional results for our customers. We have never been more excited about our strategy and our prospects for profitable growth.”

Company Issues First Quarter and Full Year Guidance

The Company today issued guidance for 2014 along with its outlook for the first quarter. The Company’s guidance is based on the current indications for its business, which may change at any time. The Company’s full year outlook is presented below with and without consideration of the forecasted impact of the Company’s acquisition of Entelios and Activation Energy.

Guidance for Quarter Ending March 31, 2014
Estimate	Issued on February 13, 2014 (a)	Issued on February 13, 2014 (b)
Total Revenue (in millions)	$38.0-$43.0	$38.0-$43.0
GAAP Loss Per Share[2]	($1.13)-($1.07)	($1.20)-($1.14)
Non-GAAP Loss Per Share[1]	($0.90)-($0.84)	($0.96)-($0.90)
Adjusted EBITDA[1] (in millions)	($19.5)-($17.5)	($21.0)-($19.0)

Guidance for Year Ending December 31, 2014
Estimate	Issued on February 13, 2014 (a)	Issued on February 13, 2014 (b)
Total Revenue (in millions)	$430.0-$450.0	$435.0-$460.0
GAAP Earnings Per Diluted Share[2]	$0.70-$0.80	$0.40-$0.50
Non-GAAP Earnings Per Diluted Share[1]	$1.47-$1.57	$1.25-$1.35
Adjusted EBITDA[1] (in millions)	$80.0-$84.0	$74.0-$78.0
(a)	Excludes the forecasted impact of the acquisition of Entelios and Activation Energy which was announced by the Company on February 13, 2014.

(b)	Includes the forecasted impact of the acquisition of Entelios and Activation Energy which was announced by the Company on February 13, 2014

(1)	Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)	The Company is currently completing independent valuation analyses related to the acquisition of Entelios and Activation Energy. The completion of these analyses may cause the Company to recognize certain intangible assets and amortize them over their respective useful lives. The amortization of these intangible assets could have a material effect on the Company’s statement of operations in future periods as presented in accordance with GAAP. The Company expects that these independent valuation analyses will be substantially completed in the first quarter of 2014. When the Company releases its first quarter results, it expects to provide an update on these independent valuation analyses and its impact on the Company’s business outlook for 2014 on a GAAP basis.

Recent Operational Highlights

•	The Company announced its expansion into continental Europe through its acquisition of Entelios AG, a leading provider of demand response solutions headquartered in Germany. Entelios is pre-qualified to offer demand response solutions by all four transmission system operators in Germany as well as major utilities with significant presence outside of Germany.

•	The Company announced its acquisition of Activation Energy, the leading provider of demand response software and services in Ireland. This acquisition gives the Company an immediate presence in the Irish capacity market and further strengthens EnerNOC’s ability to deliver its full suite of energy intelligence software applications throughout Europe.

•	The Company entered into a joint venture with Japan’s Marubeni Corporation to provide demand response solutions in Japan. The new company is named EnerNOC Japan K.K. and has an exclusive license to market EnerNOC’s DemandSMART™ cloud-based application throughout the country.

•	The Company announced its investment in Genability, Inc., a San Francisco-based software company that will license its extensive database of electricity tariffs and rate engines to the Company for use in its EIS platform.

•	The Company launched new features within its application that continue to strengthen the connection between energy usage and spend for customers. New features focus on enhancements to EnerNOC’s EfficiencySMART™ Insight software that delivers continuous energy savings, now allowing customers to view projected energy efficiency baseline information, benchmark their buildings against similar facilities, and analyze on- versus off-peak energy usage.

•	The Company dispatched its global demand response network in mid-January 2014 in response to Australia’s extreme heat and the polar vortex-induced cold snap across the United States, relieving stress on the grid and underscoring the importance of demand response as a year round resource.

•	The Company expanded its demand response offerings for electric utilities and retail energy suppliers. The Company introduced EnerNOC Demand ManagerTM, software-as-a-service (SaaS) that provides utilities and retailers tools to manage their own demand response programs, leveraging the Company’s industry-leading technology for commercial and industrial demand response. Several EnerNOC utility customers have already adopted and begun implementing EnerNOC Demand ManagerTM, including Louisville Gas & Electric and Kentucky Utilities Company (LG&E and KU) and ERM Power in Eastern Australia.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing 1.800.230.1074 and using access code “ENOC.” The conference call may be accessed outside of the United States by dialing +1.612.234.9960 and using access code “ENOC.” The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 315196 or by accessing the webcast replay on the Company’s investor relations website.

About EnerNOC

EnerNOC (NASDAQ: ENOC) is a leading provider of energy intelligence software and related solutions. EnerNOC unlocks the full value of energy management for utility and commercial, institutional, and industrial (C&I) customers by delivering a comprehensive suite of demand-side management services that reduce real-time demand for electricity, increase energy efficiency, improve energy supply transparency in competitive markets, and mitigate emissions. EnerNOC’s Utility Solutions™ offerings, which include both implementation and consulting services, are helping hundreds of utilities and grid operators worldwide meet their demand-side management objectives. EnerNOC serves thousands of commercial, institutional, and industrial customers worldwide through a suite of energy management applications including: DemandSMART™, comprehensive demand response; EfficiencySMART™, continuous energy savings; and SupplySMART™, energy price and risk management. EnerNOC’s Network Operations Center (NOC) offers 24x7x365 customer support. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
DemandSMART	$23,659	$31,266	$342,212	$244,852
EfficiencySMART, SupplySMART and other	12,325	11,048	41,248	33,132

Total revenues	35,984	42,314	383,460	277,984
Cost of revenues	20,150	28,103	192,292	154,540

Gross profit	15,834	14,211	191,168	123,444
Operating expenses:
Selling and marketing	15,471	14,621	65,915	55,963
General and administrative	18,348	18,763	79,220	71,643
Research and development	4,192	4,690	18,317	16,226

Total operating expenses	38,011	38,074	163,452	143,832

(Loss) income from operations	(22,177)	(23,863)	27,716	(20,388)
Other (expense) income, net	(458)	141	(1,342)	1,457
Interest expense	(434)	(394)	(1,646)	(1,591)

(Loss) income before income tax	(23,069)	(24,116)	24,728	(20,522)
Benefit from (provision for) income tax	3,188	(1,676)	(2,640)	(1,771)

Net (loss) income	$(19,881)	$(25,792)	$22,088	$(22,293)

Net (loss) income per common share
Basic	$(0.71)	$(0.96)	$0.80	$(0.84)

Diluted	$(0.71)	$(0.96)	$0.76	$(0.84)

Weighted average number of common shares used in computing net (loss) income per common share
Basic	27,832,793	26,791,280	27,774,778	26,551,234

Diluted	27,832,793	26,791,280	29,045,066	26,551,234

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$149,189	$115,041
Trade accounts receivable, net	35,933	35,208
Unbilled revenue	66,675	45,269
Capitalized incremental direct customer contract costs	9,509	10,226
Prepaid expenses, deposits and other current assets	9,377	6,945

Total current assets	270,683	212,689
Property and equipment, net	47,419	32,592
Goodwill and intangible assets, net	94,290	105,129
Capitalized incremental direct customer contract costs	1,995	3,929
Deposits and other assets	1,568	826

Total assets	$415,955	$355,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,031	$3,976
Accrued capacity payments	76,676	49,258
Accrued payroll and related expenses	13,370	13,044
Accrued expenses and other current liabilities	12,386	9,663
Deferred revenue	20,625	20,063

Total current liabilities	125,088	96,004
Deferred tax liability	6,211	4,222
Deferred revenue	6,819	11,837
Other liabilities	8,342	3,080

Total long-term liabilities	21,372	19,139
Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized,
29,920,807 and 29,019,923 shares issued and outstanding at
December 31, 2013 and December 31, 2012, respectively	30	29
Additional paid-in capital	353,354	344,137
Accumulated other comprehensive loss	(2,535)	(702)
Accumulated deficit	(81,354)	(103,442)

Total stockholders’ equity	269,495	240,022

Total liabilities and stockholders’ equity	$415,955	$355,165

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flow Data

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cash provided by operating activities	$46,005	$18,145	$79,464	$31,011
Cash (used in) provided by investing activities	(4,086)	3,562	(37,889)	(3,585)
Cash (used in) provided by financing activities	(4,172)	215	(6,804)	356
Effects of exchange rate changes on cash and cash equivalents	212	(49)	(623)	(38)

Net change in cash and cash equivalents	37,959	21,873	34,148	27,744
Cash and cash equivalents at beginning of period	111,230	93,168	115,041	87,297

Cash and cash equivalents at end of period	$149,189	$115,041	$149,189	$115,041

EnerNOC, Inc.

Statement on Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net (loss) income, non-GAAP net (loss) income per share, adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net (loss) income is GAAP net (loss) income; the GAAP measure most comparable to non-GAAP net (loss) income per share is GAAP net (loss) income per share; the GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income; and the GAAP measure most comparable to free cash flow is cash flows provided by operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.

Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers non-GAAP net (loss) income to be an important indicator of the overall performance because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. Moreover, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.

The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures for the three and twelve month periods ended December 31, 2013 and 2012, respectively, as well as reasons for excluding these individual items:

•	Management defines non-GAAP net (loss) income as net (loss) income before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	Management defines adjusted EBITDA as net (loss) income, excluding depreciation, amortization, stock-based compensation, interest, income taxes and other (expense) income, net. Adjusted EBITDA eliminates items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on management’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical cost incurred to build out the Company’s deployed network and may not be indicative of current or future capital expenditures.

•	Management defines free cash flow as net cash provided by operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Non-GAAP net (loss) income, non-GAAP net (loss) income per share, adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.

Reconciliation Of Non-GAAP Measures To Nearest GAAP Measures

Reconciliation of Non-GAAP Net (Loss) Income And Net (Loss) Income Per Share

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2013	2012
GAAP net loss	$(19,881)	$(25,792)
ADD: Stock-based compensation (1)	4,036	3,598
ADD: Amortization expense of acquired intangible assets (1)	1,769	1,803

Non-GAAP net loss	$(14,076)	$(20,391)

GAAP net loss per diluted share	$(0.71)	$(0.96)
ADD: Stock-based compensation (1)	0.14	0.13
ADD: Amortization expense of acquired intangible assets (1)	0.06	0.07

Non-GAAP net loss per diluted share	$(0.51)	$(0.76)

Weighted average number of diluted common shares outstanding	27,832,793	26,791,280

	Twelve Months Ended December 31,
	2013	2012
GAAP net income (loss)	$22,088	$(22,293)
ADD: Stock-based compensation (1)	15,868	13,616
ADD: Amortization expense of acquired intangible assets (1)	7,029	7,241

Non-GAAP net income (loss)	$44,985	$(1,436)

GAAP net income (loss) per diluted share	$0.76	$(0.84)
ADD: Stock-based compensation (1)	0.55	0.52
ADD: Amortization expense of acquired intangible assets (1)	0.24	0.27

Non-GAAP net income (loss) per diluted share	$1.55	$(0.05)

Weighted average number of diluted common shares outstanding	29,045,066	26,551,234

(1)	The non-GAAP adjustments would have no impact on the provision for income taxes recorded during the three or twelve month periods ended December 31, 2013 and 2012, respectively.

EnerNOC, Inc.

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net (loss) income	$(19,881)	$(25,792)	$22,088	$(22,293)
Add back:
Depreciation and amortization	7,228	6,366	27,844	25,218
Stock-based compensation expense	4,036	3,598	15,868	13,616
Other expense (income), net	458	(141)	1,342	(1,457)
Interest expense	434	394	1,646	1,591
(Benefit from) provision for income tax	(3,188)	1,676	2,640	1,771

Adjusted EBITDA	$(10,913)	$(13,899)	$71,428	$18,446

EnerNOC, Inc.

Reconciliation of Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$46,005	$18,145	$79,464	$31,011
Subtract:
Purchases of property and equipment	(3,738)	(4,102)	(36,663)	(15,854)

Free cash flow	$42,267	$14,043	$42,801	$15,157

Non-GAAP Financial Guidance

This press release also includes estimates of future non-GAAP net (loss) income and net (loss) income per diluted share. A reconciliation of these amounts to the nearest expected GAAP results, which exclude the forecasted impact of the acquisition of Entelios AG and Activation Energy, as announced on February 13, 2014, is presented below:

	Three Months Ending				Twelve Months Ending
	March 31, 2014				December 31, 2014
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High
Projected GAAP Net (Loss) Income	($31.5)	($30.0)	($1.13)	($1.07)	$21.0	$24.0	$0.70	$0.80

Adjustments:
Stock-based compensation	4.5	4.6	0.16	0.16	16.0	16.0	0.53	0.53
Amortization expense of acquired intangible assets	1.8	1.8	0.07	0.07	7.0	7.0	0.24	0.24

Projected Non-GAAP Net (Loss) Income	(25.2)	(23.6)	(0.90)	(0.84)	44.0	47.0	1.47	1.57

Adjustments:
Depreciation	5.7	5.8			23.0	23.0
Interest and other expense, net	0.5	0.5			2.0	2.0
(Benefit from) provision for income taxes	(0.5)	(0.2)			11.0	12.0

Adjusted EBITDA	($19.5)	($17.5)			$80.0	$84.0

Weighted Average Number of Common Shares Outstanding-Diluted	28.0	28.0			30.0	30.0

Non-GAAP Financial Guidance

This press release also includes estimates of future non-GAAP net (loss) income and net (loss) income per diluted share. A reconciliation of these amounts to the nearest expected GAAP results, which include the forecasted impact of the acquisition of Entelios AG and Activation Energy, as announced on February 13, 2014, is presented below:

	Three Months Ending				Twelve Months Ending
	March 31, 2014				December 31, 2014
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High
Projected GAAP Net (Loss) Income	($33.5)	($32.0)	($1.20)	($1.14)	$12.0	$15.0	$0.40	$0.50

Adjustments:
Stock-based compensation	4.5	4.6	0.16	0.16	16.0	16.5	0.53	0.55
Amortization expense of acquired intangible assets	2.2	2.1	0.08	0.08	9.5	9.0	0.32	0.30

Projected Non-GAAP Net (Loss) Income	(26.8)	(25.3)	(0.96)	(0.90)	37.5	40.5	1.25	1.35

Adjustments:
Depreciation	5.8	6.0			23.5	23.5
Interest and other expense, net	0.5	0.5			2.0	2.0
(Benefit from) provision for income taxes	(0.5)	(0.2)			11.0	12.0

Adjusted EBITDA	($21.0)	($19.0)			$74.0	$78.0

Weighted Average Number of Common Shares Outstanding-Diluted	28.0	28.0			30.0	30.0